For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Ltd.
Michael A. Gerlich, Chief Financial Officer
713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&L: 713-529-6600
lelliott@drg-l.com / apearson@drg-l.com

GASTAR RESPONDS TO CHESAPEAKE LAWSUIT

HOUSTON, October 2, 2012 - On October 1, 2012, Chesapeake Energy Corporation and its wholly-owned subsidiary Chesapeake Exploration L.L.C. (together, “Chesapeake”) filed a lawsuit against Gastar Exploration Ltd. (NYSE MKT: GST) and certain of its subsidiaries (collectively, “Gastar”) in the U.S. District Court for the Southern District of Texas. The lawsuit is based on claims previously described in Gastar's Annual Report on Form 10-K for the year ended December 31, 2011. The lawsuit seeks rescission of certain transactions that closed in 2005 involving Gastar's Hilltop Prospect in Leon and Robertson Counties in Texas and an investment in Gastar's common stock by Chesapeake. In addition to its original initial investment of $81.6 million, Chesapeake is seeking reimbursement of additional lease and well costs allegedly expended by them.

J. Russell Porter, Gastar's President and CEO, stated, “It is very disappointing that Chesapeake has chosen to pursue this litigation. Chesapeake's claims, which are based on an alleged 'mutual mistake of fact,' are completely without merit. As Chesapeake admits in its complaint, it was well aware of Navasota Resources L.P.'s adverse claims to the properties before it closed the transaction with Gastar and the possibility of an adverse outcome in the Navasota claim was addressed in the transaction documents. Gastar rejects Chesapeake's claims and intends to vigorously defend itself against this lawsuit.”

About Gastar Exploration
Gastar Exploration Ltd. is an independent company engaged in the exploration, development and production of natural gas and oil in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in the Appalachia area of West Virginia and, to a lesser extent, central and southwestern

Pennsylvania. Gastar also holds prospective acreage in the deep Bossier play in the Hilltop area of East Texas and in the Mid-Continent area of the United States. For more information, visit Gastar's website at www.gastar.com.

Safe Harbor Statement and Disclaimer
This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC's website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

#   #   #